UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 16, 2004

SAFEWAY INC.

(Exact name of registrant as specified in its charter)

Delaware	1-00041	94-3019135
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5918 Stoneridge Mall Road, Pleasanton, California	94588-3229
(Address of principal executive offices)	(Zip Code)

(925) 467-3000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Item 7.	Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is furnished pursuant to Item 12 of Form 8-K:

99.1	Slide Presentation made to Institutional Shareholder Services on April 16, 2004.

Item 12.	Results of Operations and Financial Condition.

Pursuant to Securities and Exchange Commission Release No. 33-8216 dated March 27, 2003, the following information is being furnished under Item 12 of Form 8-K. The information in this Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

On April 16, 2004, Safeway Inc. (“Safeway” or the “Company”) made a slide presentation to Institutional Shareholder Services consisting of the slides furnished as Exhibit 99.1. In the slide presentation, we use the following financial measure that is not a measure of financial performance under U.S. generally accepted accounting principles (non-GAAP financial measure):

•	“free cash flow”, which is calculated as net cash flow from operating activities less net cash flow used by investing activities, excluding cash paid for acquisitions.

A reconciliation of “free cash flow” to GAAP cash flow for fiscal years 1998 through 2003 is provided in the slide presentation.

Free cash flow is a useful indicator of Safeway’s ability to service debt and fund share repurchases that management believes will enhance stockholder value. A portion of the free cash flow that the Company generated in 2003 is expected to be spent on mandatory debt service requirements or other non-discretionary expenditures. Free cash flow should not be considered as an alternative to net cash from operating activities or other increases and decreases in cash as shown on Safeway’s Consolidated Statement of Cash Flows for the periods indicated. This measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of GAAP financial measures.Other companies may calculate free cash flow differently than Safeway, which limits its usefulness as a comparative measure. Free cash flow should not be considered as a measure of discretionary cash available to Safeway to invest in the growth of its business. Safeway compensates for these limitations by relying primarily on GAAP results and uses non-GAAP financial measures supplementally.

This Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements relate to, among other things, cash flow, debt reductions, share repurchases and are indicated by words or phrases such as “expected,” and similar words or phases. These statements are based on Safeway’s current plans and expectations and involve risks and uncertainties which are, in many instances, beyond our control, including general business and economic conditions, competitive factors, results of our programs to reduce costs, increase sales and improve capital management, achievement of operating improvements in companies that we acquire, various uncertainties concerning Dominick’s, labor costs, labor disputes that may arise from time to time, work stoppages that could occur in areas where certain collective bargaining agreements have expired or are on indefinite extensions (such as Chicago and Arizona) or are scheduled to expire in the near future (such as Seattle, Northern California, Denver and Las Vegas), the resolution of any outstanding lawsuits, unanticipated events or changes in future operating results, financial condition or business over time, or unfavorable legislative, regulatory or judicial developments, that could cause actual events and results to vary significantly from those included in or contemplated by such statements. The Company undertakes no obligation to update forward-looking statements to reflect developments or information obtained after the date hereof and disclaims any obligation to do so. Please refer to Safeway’s other reports and filings with the Securities and Exchange Commission for a further discussion of these risks and uncertainties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFEWAY INC. (Registrant)

Date:	April 16, 2004	By:	/s/ Robert A. Gordon

			Name:	Robert A. Gordon
			Title:	Senior Vice President & General Counsel

EXHIBIT INDEX

Exhibit No.
99.1	Slide Presentation made to Institutional Shareholder Services on April 16, 2004.

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